Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated March 8, 2010 relating to the financial statements and financial statement schedules of Hexion Specialty Chemicals, Inc. and to the financial statements of Hexion Specialty Chemicals Canada, Inc., both of which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Columbus, Ohio

April 28, 2010